UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 July 18, 2006
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As announced, on April 3, 2006, we entered into an agreement with Goldman, Sachs & Co. (“Goldman Sachs”) to purchase shares of our common stock for an aggregate purchase price of $500 million under an accelerated stock buyback program. Goldman Sachs delivered approximately 8 million shares to us on April 11, 2006. On July 18, 2006, Goldman Sachs delivered an additional 779,000 shares as the final delivery of shares under the program bringing the total number of shares delivered under the program to 8.84 million. The shares will be retired and recorded as a reduction in shareholders’ equity on our Consolidated Balance Sheet.

In the ordinary course of their business, Goldman Sachs and its affiliates have engaged, and may in the future engage, in financial advisory and/or investment banking transactions with LNC and its affiliates. They have received and will receive customary fees and commissions for these transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By: /s/ Frederick J. Crawford
Frederick J. Crawford
Senior Vice President and
Chief Financial Officer

Date: July 18, 2006